                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)

                                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                                                        -------------------------       -------------------------
                                                                           1999            1998            1999            1998
                                                                           ----            ----            ----            ----
        The weighted average number of shares of
                                                                        ---------         -------       ---------        --------
          Common Stock were as follows ............................        90,000          90,000          90,000          90,000
                                                                        =========         =======       =========        ========

Income (loss) used in the computation of earnings per share were as follows:

                                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                                                        -------------------------       -------------------------
        CONTINUED OPERATIONS                                               1999            1998            1999            1998
                                                                           ----            ----            ----            ----
        Net earnings (loss)........................................     $(387,205)        $14,304        (348,174)      $  36,920

        Dividends paid on preferred stocks.........................          (130)           (130)           (390)           (390)
                                                                        ---------         -------       ---------       ---------
                                                                        ---------         -------       ---------       ---------
        Income (loss) used in per share computation of earnings....     $(387,335)        $14,174        (348,564)      $  36,530
                                                                        =========         =======       =========       =========

        Basic and fully dilutive earnings (loss) per share.........     $   (4.30)        $  0.16       $   (3.87)      $    0.41
                                                                        =========         =======       =========       =========


                                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                                                        -------------------------       -------------------------
        DISCONTINUED OPERATIONS                                            1999            1998            1999            1998
                                                                           ----            ----            ----            ----

        Net loss...................................................     $      --         $     0              --       $(105,897)

        Dividends paid on preferred stocks.........................            --              --              --              --
                                                                        ---------         -------       ---------       ---------
                                                                        ---------         -------       ---------       ---------
        Loss used in per share computation of earnings.............     $      --         $    --              --       $(105,897)
                                                                        =========         =======       =========       =========

        Basic and fully dilutive loss per share....................     $      --         $    --              --       $   (1.18)
                                                                        =========         =======       =========       =========


                                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                  SEPTEMBER 30,
        CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             1999            1998            1999            1998
                                                                           ----            ----            ----            ----

        Cumulative effect of accounting change.....................     $      --         $    --              --       $  (4,890)

        Dividends paid on preferred stocks.........................            --              --              --              --
                                                                        ---------         -------       ---------       ---------
                                                                        ---------         -------       ---------       ---------
        Loss used in per share computation of earnings.............     $      --         $    --              --       $  (4,890)
                                                                        =========         =======       =========       =========

        Basic and fully dilutive loss per share....................     $      --         $    --              --       $   (0.05)
                                                                        =========         =======       =========       =========

                                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                  SEPTEMBER 30,
        CONSOLIDATED                                                       1999            1998            1999            1998
                                                                           ----            ----            ----            ----
        Net earnings (loss)........................................     $(387,205)        $14,304        (348,174)      $ (73,867)

        Dividends paid on preferred stocks.........................          (130)           (130)           (390)           (390)
                                                                        ---------         -------       ---------       ---------
                                                                        ---------         -------       ---------       ---------
        Income (loss) used in per share computation of earnings....     $(387,335)        $14,174        (348,564)      $ (74,257)
                                                                        =========         =======       =========       =========

        Basic and fully dilutive earnings (loss) per share.........     $   (4.30)        $  0.16           (3.87)      $   (0.82)
                                                                        =========         =======       =========       =========